Exhibit 10.34

COMMON STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT

THIS COMMON STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of January 9, 2004 is between Curis, Inc., a Delaware corporation (the “Company”), and Wyeth, acting through its Wyeth Pharmaceuticals division, a Delaware corporation (the “Purchaser”).

BACKGROUND

WHEREAS, the Company and the Purchaser are parties to that certain Collaboration, Research and License Agreement, dated January 9, 2004 (the “Collaboration Agreement”), pursuant to which the Company and the Purchaser have agreed to conduct a research collaboration to screen, identify and develop, and for Purchaser to develop and commercialize, products having agonist activity on the Hedgehog pathway, as more fully described in such Collaboration Agreement.

WHEREAS, pursuant to the terms of the Collaboration Agreement, the Purchaser has agreed to purchase, and the Company has agreed to sell, shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of the Shares.

(a) The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 315,524 shares (the “Shares”) of Common Stock at a purchase price of $4.754 per share for an aggregate purchase price of $1,500,000.00 (the “Purchase Price”).

(b) The closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston Time, on the date which is within five (5) business days after the Effective Date (as such term is defined in the Collaboration Agreement) (the “Closing Date”). At the Closing (i) the Purchaser shall pay the Company the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company; (ii) the Company shall deliver to the Purchaser an original stock certificate representing the Shares, registered in the name of “Wyeth” against payment of the Purchase Price therefore; and (iii) the Company and the Purchaser shall have satisfied the other conditions precedent to the Closing set forth in Section 4 below.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the as follows:

(a) Organization and Good Standing. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted.

(b) Authorization and Binding Nature. The execution, delivery and performance by the Company of the Agreement and the issuance and delivery of the Shares has been duly authorized by all requisite corporate action on the part of the Company. The Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies.

(c) Non-Contravention. The execution, delivery and performance by the Company of the Agreement will not, with or without the giving of notice or the passage of time or both (i) violate or conflict with the provisions of the Certificate of Incorporation or Bylaws of the Company; (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company; or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Company is subject except, in the case of this clause (iii), any violation, conflict or default that would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean, with respect to an entity, any state of facts, events, change or effect, either individually or in the aggregate, that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, financial condition, results of operations or prospects of such entity.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, except for such qualifications or filings under applicable securities laws or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended as may be required in connection with the transactions contemplated by this Agreement.

(e) Capitalization. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, of which, as of January 8, 2004, 41,687,595 shares are issued, of which 40,639,888 are outstanding and 1,047,707 are held by the Company in treasury, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which, as of January 8, 2004, no shares are issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Except as described in the SEC Reports, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other instruments or agreements or any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Company to which the Company is a party. When issued, sold and delivered against payment therefore in accordance with the provisions of this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions under this Agreement and applicable state and federal securities laws. Upon payment of the Purchase Price at Closing, Purchaser shall have good and marketable title to the Shares.

(f) SEC Reports. The Company has timely filed all reports, schedules and other documents required to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including but not limited to any certifications required to be made under the Sarbanes-Oxley Act of 2002 or any rules promulgated thereunder. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the “2002 Form 10-K”) and all reports filed by the Company under Section 13 of the Exchange Act with the Securities and Exchange Commission (“SEC”), since December 31, 2002 (together with the 2002 Form 10-K, the “Reports”) have complied in all material respects with the applicable requirements of the Exchange Act, and the respective rules and regulations thereunder when filed. As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Governmental Permits. The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure so to own, possess, obtain or make would not have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization. To its knowledge, the Company is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance would not have a Material Adverse Effect.

(h) Taxes. The Company has filed all tax returns required to be filed by or on behalf of the Company, except to the extent that a failure to file would not have a Material Adverse Effect. All such filings are true and correct in all material respects, and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges shown thereon due or otherwise assessed other than those being contested in good faith and for which adequate reserves have been provided, those currently payable without which were payable pursuant to said returns or any assessments with respect thereto and those defaults which would not have a Material Adverse Effect.

(i) Intellectual Property. The Company, to its knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted and as, on the date hereof, proposed to be conducted (the “Proprietary Rights”), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company, on the date hereof, as proposed to be conducted. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights, or with respect to any license of Proprietary Rights, that are material to the business of the Company. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the Company’s knowledge, threatened, which involves any Proprietary Rights, nor, to the Company’s knowledge, is there any reasonable basis therefore.

(j) No Material Adverse Change. Except as described or referred to in the Reports, since September 30, 2003 there has not been any event, change or development which would have a Material Adverse Effect, other than a state of facts, events, change or effect attributable to changes in general economic or market conditions affecting the life science and pharmaceutical industries.

(k) Litigation. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company which could have a Material Adverse Effect.

(l) NASDAQ National Market Designation. The Company’s Common Stock is currently included in the NASDAQ National Market of the NASDAQ Stock Market and, as of the date hereof, the Company knows of no reason or set of facts which is likely to result in the termination or inability of the Common Stock to continue to be included in the NASDAQ National Market.

3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the date of this Agreement.

(a) Investment. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser understands that the Shares have not been registered under the securities laws of the United States or any other jurisdiction and cannot be transferred or resold except as permitted pursuant to a valid registration statement or an applicable exemption from registration. The Purchaser understands that an investment in the Company involves significant risks. The Purchaser acknowledges that, except for the registration and other rights contemplated herein, there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time. The Purchaser understands that the certificate representing the Shares shall bear a legend substantially in the following form (it being agreed that the opinion of counsel referred to below shall be deemed to mean the inside or outside counsel of Purchaser, as designated by Purchaser):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless and until such securities are

registered under such Act or an opinion of counsel reasonably satisfactory to the issuer is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed and the Company shall issue a certificate without such legend to the holder of any Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Shares is registered under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) the Shares become eligible for resale pursuant to Rule 144 of the Securities Act.

(b) Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of the Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser. The Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies.

(c) Non-Contravention. The execution, delivery and performance by the Purchaser of the Agreement will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the Certificate of Incorporation or Bylaws of the Purchaser, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser or (iii) violate, conflict with or cause a default under any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Purchaser is subject other than any violation, conflict or default which would not have a Material Adverse Effect.

(d) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has made available to the Purchaser all documents and other information necessary for the Purchaser to evaluate the merits and risks of its investment in the Company.

(e) Accredited Investor. The Purchaser is an “accredited investor,” as defined in Rule 501 under the Securities Act.

4. Conditions to Closing

(a) Conditions of the Purchaser’s Obligation. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser:

(i) Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:

(a) A copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, all of which shall have been certified by the Secretary of the Company to be true, complete and correct.

(b) A certificate of the Secretary of the Company which shall certify the names and valid signatures of the officers of the Company authorized to sign this Agreement, the certificate for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers.

(c) A certificate of the Chief Executive Officer of the Company stating that all covenants and conditions required to be performed prior to or at the Closing have been performed in all material respects as of the Closing.

(d) A certificates of good standing for the Company from the Secretary of State of the State of Delaware and a certificate of foreign qualification from the Commonwealth of Massachusetts, each dated as of the most recent practicable date.

(ii) Performance of Obligations. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(iii) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby and thereby except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by the Agreement. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws.

(iv) Collaboration Agreement. The Company shall have executed and delivered the Collaboration Agreement.

(v) Opinion of Counsel. The Purchaser shall have received from Hale and Dorr LLP, legal counsel to the Company, an opinion addressed to it, dated as of the date of the Closing in a form reasonably satisfactory to the Purchaser.

(b) Conditions of the Company’s Obligation. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction of the following conditions:

(i) Performance of Obligations. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii) Collaboration Agreement. The Purchaser shall have executed and delivered the Collaboration Agreement.

5. Registration Rights.

5.1 Registration of the Shares.

(a) At any time after the Closing Date, so long as the Company is then eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), the Purchaser may request, in writing, that the Company effect the registration on Form S-3 (or such successor form) of the Shares; provided, however, that pursuant to the terms of Section 6 below, Purchaser shall not have the right to sell or otherwise dispose of the Shares on or before the date which is 90 days after the Closing Date, except as provided in such Section. Upon receipt of such request for registration pursuant to this Section 5.1, the Company shall promptly file with the SEC a registration statement on Form S-3 (or any successor form) covering the resale to the public by the Purchaser of the Shares. The Company shall use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practicable. The Company shall use commercially reasonable efforts to file such amendments and supplements to such registration statement to cause it remain effective until the date two years after the date hereof or such earlier time as all of the Shares covered by the registration statement have been sold pursuant thereto. The Company will not be required to effect more than one registration pursuant to this Section 5.1(a). The Company may, by written notice to the Purchaser, delay the filing or effectiveness of a registration statement under this Section 5.1(a) for a period of not more than 60 days from the date of such request if the Board of Directors of the Company makes a good faith determination that filing at such time would be materially detrimental to the Company. Such right to delay a request shall not be exercised by the Company more than twice in any 12-month period.

(b) If, at any time, the Company proposes to register any of its Common Stock on a registration statement filed with the SEC for an underwritten public offering and sale of Common Stock for cash (an “Underwritten Offering”) (other than a registration statement on Form S-8 or Form S-4, or their successors, a “universal shelf” registration statement pursuant to Rule 415 under the Securities Act, or any other form for a limited purpose), then the Company shall promptly give the Purchaser written notice of such proposed Underwritten Offering. Upon written request of the Purchaser given within fourteen (14) days after receipt of any such notice by the Company, the Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Shares that the Purchaser has requested be registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.1(b) without any obligation to the Purchaser.

(c) In connection with any Underwritten Offering under Section 5.1(b), if the managing underwriters advise the Company of their reasonable opinion that marketing factors require a limitation in the number of shares to be included by persons other than the Company the shares held by the Purchaser and any other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in an Underwritten Offering (the “Other Holders”) shall be excluded from such registration statement and underwriting to the extent deemed advisable by the managing underwriters; provided that in no case shall the Shares along with the shares of other Holders be reduced to less than 10% of the proceeds of such Underwritten Offering. If a reduction in the number of shares to be included by the Purchaser and Other Holders is required, the number of shares that may be included in such Underwritten Offering shall be allocated among the Purchaser and such Other Holders, as nearly as practicable, to the respective number of shares of Common Stock held by them on the date the Company gives notice as specified above. If the Purchaser or any Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among the Purchaser and Other Holders in the manner described in the preceding sentence.

(d) In the event the Purchaser intends to include its shares in an Underwritten Offering, such right shall be conditioned upon the Purchaser’s participation in such Underwritten Offering on the terms set forth herein and such Purchaser shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected by the Company.

(e) Notwithstanding anything herein to the contrary, the Company shall not be required, pursuant to this Section 5.1, to include any Shares in a registration statement if such Shares can then be sold pursuant to Rule 144(k) under the Securities Act.

5.2 Limitations on Registration Rights.

(a) In the event that, in the good faith judgment of the Board of Directors, it is advisable to suspend use of a prospectus included in a registration statement covering the sale of the Shares due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be materially detrimental to the Company, the Company shall notify the Purchaser to such effect, and, upon receipt of such notice, the Purchaser shall immediately discontinue any sales of Shares pursuant to such registration statement until the Purchaser has received copies of a supplemented or amended prospectus or until the Purchaser is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 5.2(a) to suspend sales of Shares for a period in excess of 30 days consecutively or 60 days in any 12-month period.

(b) If the Company suspends the registration statement covering the Shares or requires the Purchaser to cease sales of shares pursuant to paragraph (a) above, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, notify the Purchaser of such termination and take such actions as may be necessary to reinstate the effectiveness of such registration statement and/or give written notice to the Purchaser authorizing it to resume sales pursuant to the such registration statement. If as a result thereof the prospectus included in such registration statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to the Purchaser given pursuant to this paragraph (b), and the Purchaser shall make no offers or sales of shares pursuant to such registration statement other than by means of such revised prospectus.

5.3 Registration Procedures.

(a) In connection with the filing by the Company of the registration statement covering the Shares, the Company shall furnish to the Purchaser (i) a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and (ii) such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of the Shares.

(b) The Company shall use its best efforts to register or qualify the Shares covered by a registration statement under the securities laws of each state of the United States as the Purchaser shall reasonably request; provided, however, that the Company shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

(c) If the Company has delivered preliminary or final prospectuses to the Purchaser and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested by the Company, the Purchasers shall immediately cease making offers or sales of Shares covered by a registration statement and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Purchaser shall be free to resume making offers and sales of Shares under such registration statement.

(d) The Company shall be entitled to include in a registration statement covering the Shares the shares of Common Stock held by other stockholders of the Company.

(e) The Company shall pay the expenses incurred by it in complying with its registration obligations under this Section 5, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Purchaser in connection with sales under any registration statement covering the Shares and (ii) the fees and expenses of any counsel retained by the Purchaser.

(f) The Company shall advise the Purchaser promptly after it shall receive notice of any stop order by the SEC delaying or suspending the effectiveness of a registration statement covering the Shares or of the initiation of any proceeding for that purpose, and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

5.4 Requirements of the Purchaser.

(a) The Company shall not be required to include any Shares in any registration statement unless the Purchaser furnishes to the Company in writing such information regarding the Purchaser and the proposed sale of the Shares by the Purchaser as the Company may reasonably request in writing in connection with the registration statement or as shall be required in connection therewith by the SEC or any state securities law authorities and the Purchaser shall have provided to the Company its written agreement to use its commercially reasonable efforts to report to the Company sales of the Shares.

(b) The Purchaser agrees to treat as confidential (unless otherwise publicly disclosed by the Company or a third party not to the knowledge of Purchaser in breach of an agreement of confidentiality with the Company) any written notice from the Company regarding the Company’s plans to file a registration statement and shall not disclose such information to any other person, or use such information, except as is necessary to exercise its rights under this Agreement.

5.5 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchaser, each underwriter, and each other person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or Exchange Act from and against any losses, claims, damages or liabilities to which the Purchaser, such underwriter or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any registration statement covering the Shares or in any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Purchaser for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such registration statement, preliminary prospectus or prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for use in the preparation thereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(b) The Purchaser agrees to indemnify and hold harmless the Company, each underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, from and against any losses, claims, damages or liabilities to which the Company or any such underwriter, officer, director or controlling person may become subject (under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement of a material fact contained in any registration statement covering the Shares or in any preliminary prospectus, final prospectus contained in such registration statement, or any amendment or supplement to such registration statement or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the registration statement, prospectus, amendment or supplement and the Purchaser will reimburse the Company, or such underwriter, officer, director or controlling person, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Purchaser’s obligation to indemnify the Company shall be limited to the net amount received by the Purchaser from the sale of the Shares.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.5, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5.5 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 5.5 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser, as well as any Other Holders under such registration statement on the other hand, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among ether things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Purchaser or Other Holder on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even it the Purchaser and Other Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The rights and obligation of the Company and the Purchaser under this Section 5.5 shall survive the termination of this Agreement.

5.6 Termination. All of the Company’s obligations to register the Shares under this Agreement shall terminate on the earlier of (a) the second anniversary of the Closing Date, (b) the date on which all of the Shares have been sold by the Purchaser or (c) a merger or consolidation of the Company, provided that the Shares or shares received as merger consideration in exchange therefore are freely tradable on a national securities exchange or NASDAQ.

6. Lock-Up Agreement. The Purchaser covenants and agrees that it will not, at any time during the period beginning on the date hereof and ending on the date that is 90 days after the Closing Date (the “Lock-up Period”), without the prior written consent of the Company, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, contract to dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) ); provided, however, if the Collaboration Agreement is terminated prior to the end of the Lock-up Period, then Purchaser shall no longer be subject to this provision. Notwithstanding the foregoing or other limitations contained in this Agreement, it is agreed and understood Purchaser shall be permitted without limitation to contribute the Shares to any of Purchaser’s wholly-owned subsidiaries provided that Purchaser and the transferee provide the Company with any documentation and assurances reasonably requested by the Company relating to such transfer.

7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which the parties may have given notice. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

If to the Company:

Curis, Inc.

61 Moulton Street

Cambridge, Massachusetts 02138

Attention: President and Chief Executive Officer

Facsimile: (617) 492-8287

If to the Purchaser:

Wyeth Pharmaceuticals

500 Arcola Road

Collegeville, PA 19046

Attention: Senior Vice President

                   Global Business Development

Facsimile: (484) 865-9301

Copy to:

Wyeth

5 Giralda Farms

Madison, NJ 07940

Attn: General Counsel

Facsimile: (973) 660-7156

8. Successors and Assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however that Purchaser may assign this Agreement to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in contravention of this provision shall be void. For purposes of this paragraph 8, “Affiliate” shall mean any corporation, partnership or other entity that controls, is controlled by, or is under common control with, the party, person or entity specified. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns, directly or indirectly, at least fifty percent (50%) of the voting or equity rights of the other corporation or entity authorized to cast votes in any election of directors or, in the case of a non-corporate entity, with the power to direct the management and policies of such non-corporate entity. Notwithstanding the foregoing, the term “Affiliate” shall not include subsidiaries in which a party or its Affiliates owns a majority of the ordinary voting power to elect a majority of the board of directors or other governing body, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect.

9. Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing for a period of one year following the Closing, at which time they shall expire and have no further force or effect.

10. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

11. Expenses. Each party shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby. No broker of finder was used by the Company or Purchaser related to the purchase of the Shares under this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles of such State.

13. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

15. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

16. Listing of Shares. If required by the rules and regulations of any national securities exchange or automated quotation system, the Company agrees to use commercially reasonable efforts to promptly secure the listing of the Shares upon each national securities exchange or automated quotation system upon which shares of its Common Stock are listed and, so long as Purchaser owns any of the Shares, shall use commercially reasonable efforts to maintain such listing of all the Shares.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

CURIS, INC.

By:	/s/ Daniel R. Passeri
Daniel Passeri
President and Chief Executive Officer

WYETH, ACTING THROUGH ITS WYETH PHARMACEUTICALS DIVISION

By:	/s/ Mark L. Lee
Mark L. Lee
Senior Vice President